Exhibit 10.18
STERLING B. BRINKLEY
600 Brickell Avenue, Suite 2650
Miami, Florida 33131

William C. Love
Lead Independent Director
EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Dear Bill:
Consistent with our discussions, this letter will serve as notice to you and the company that I intend to resign from the Board of Directors, and from my position as Executive Chairman, of EZCORP, Inc., effective June 30, 2014.
We have agreed that I will be entitled to the retirement and post-retirement benefits outlined in the attached schedule. Kindly acknowledge that agreement by signing this letter below.
Sincerely,
/s/ STERLING B. BRINKLEY
Sterling B. Brinkley
ACKNOWLEDGED AND AGREED:

/s/ WILLIAM C. LOVE 4/3/14
William C. Love,
Lead Independent Director, EZCORP, Inc.
cc:    Thomas H. Welch, Jr.
Corporate Secretary
EZCORP, Inc.

CONFIDENTIAL    ATTACHMENT

SUMMARY TERMS 4/3/2014

Company	EZCORP, Inc.
Executive	Sterling Brinkley
Effective Date	June 30, 2014
Outgoing Position	Executive Chairman, EZCORP Board of Directors
New Position	Employee and Advisor to the CEO
Lump Sum Payment	$3,000,000 (equates to 2 years salary plus 1 year target bonus)
Annual Payments	• Year 1 - $50,000 • Year 2 - $50,000 • Year 3 - $50,000
LTI Vesting
•    2006 Grant - 270,000 shares accelerated vesting to the retirement date per the terms of the agreement. Value - $3,240,000 at $12/share
•    2010 Grant – 100,000 shares due to vest in October 2014 will continue to vest per the original award agreement. Value - $1,200,000 at $12/share
•    2010 Grant – 100,000 shares due to vest in October 2016 will continue to vest per the original award agreement. Value - $1,200,000 at $12/share

SERP	All balances are vested
Health Care	Same as other executive management of EZCORP including participation in the company’s Exec-U-Care plan provided until through year three of the termination period. Value - $75,000
Office & Administrative Support	New York office and administrative support provided until December 31, 2014. The current office lease ends on 12/31. Value - $60,000
Total Package Value	$8,925,000

Initialed for identification:         (SBB)         (WCL)